EXHIBIT 4.2


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement") is made and entered into effective as of the 28th day of March, 2002, by and between Front Porch Digital, Inc., a Nevada corporation (the "Pledgor") and Rice Opportunity Fund L.L.C., a Delaware limited liability company and Irl Nathan (collectively, the "Secured Party").

         WHEREAS, as of even date herewith, Secured Party loaned Pledgor, as Borrower, an aggregate of $350,000 subject to and in accordance with the terms and conditions set forth in those certain $250,000 and $100,000 Convertible Secured Promissory Notes of even date herewith (collectively, the "Note");

         WHEREAS, in consideration of Secured Party accepting the Note, the parties hereto desire to enter into this Agreement to further secure Pledgor's obligations to Secured Party;

         NOW, THEREFORE, for and in consideration of the premises and covenants set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. INDEBTEDNESS. The security interest is herein created to secure all obligations and indebtedness to Secured Party, direct or indirect now existing or hereafter arising of Pledgor or Borrower owed to Secured Party (hereinafter referred to as "Indebtedness") under the following:

             (a) that certain Convertible Secured Promissory Note, by and between Pledgor, as Maker, and Rice Opportunity Fund L.L.C., as Payee, in the original principal amount of $250,000.00, dated effective as of even date herewith;

             (b) that certain Convertible Secured Promissory Note, by and between Pledgor, as Maker, and Irl Nathan, as Payee, in the original principal amount of $100,000.00, dated effective as of even date herewith

             (c) any further loans which may be made by Secured Party to Pledgor, together with all other direct, indirect, contingent, primary or secondary indebtedness of any character now or hereafter owing or to be owing by Pledgor to Secured Party, regardless of how evidenced or incurred, it being contemplated that Pledgor may become further indebted to Secured Party in the future;

             (d) all other sums recoverable by the Secured Party and all other obligations of Pledgor or Borrower under the provisions of the above Note, this Agreement, and/or any other instrument securing or relating to the Indebtedness, whether presently existing or hereinafter entered into (the "Loan Documents"); and

             (e) any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Pledgor under the Loan Documents (the "Obligations").

         2. AGREEMENT AND COLLATERAL. For value received and acknowledged, Pledgor hereby grants to Secured Party a security interest (hereinafter "Security Interest") in the property wherever located including, without limitation, all Collateral located at (i) 20000 Horizon Way, Suite 120, Mt. Laurel, New Jersey 08054 and (ii) 5833 Westview Drive, Houston, Texas 77055 and
(iii) any other location leased, owned, operated or used by Pledgor (collectively, the "Premises") (hereinafter collectively referred to as "Collateral"), to-wit:


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

             (a) all fixtures, furniture, leasehold improvements, appliances, furnishings, materials, supplies, equipment, goods, machinery, general intangibles, money, accounts, inventory, rental and lease agreements, rental and/or lease accounts receivable, and all other personal property of any kind whatsoever (and the proceeds therefrom) now owned or hereafter acquired by Pledgor or its successors or assigns, wherever located or attached to, installed in, used in connection with or arising out of the Pledgor's business at the Premises (the "Business");
         (b) all plans,  specifications,  and drawings relating to the Business;
         (c) all contracts, contract rights, permits, licenses, deposits, bonds, franchises, certificates, rights and privileges relating to the Business; (d) all general intangibles relating to the Business, including patents, patent rights, domain names, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material; (e) all rentals, deposits and other sums as may become due Pledgor as lessor under any and all leases, rental contracts, written or verbal, with respect to the Business; (f) deposits for taxes, insurance, licenses, permits or otherwise, made under any instrument securing payment of indebtedness of Pledgor to Secured Party; (g) all claims and proceeds, including without limitation, all condemnation or insurance proceeds, arising out of or with respect to the Business or the lease of the Premises; (h) all replacements, betterments, substitutions and renewals of, and additions to, any of the Collateral; and (i) all proceeds of the Collateral.

             (b) Pledgor agrees that the security interest granted herein shall continue in all Collateral until any and all indebtedness owing to Secured Party by Pledgor hereunder shall be satisfied in full, notwithstanding any payment in part or in full by Pledgor on account of any individual item of Collateral or inventory.

             (c) So long as Pledgor is not in default under this Agreement, Pledgor may rent, lease, sell or exchange the Collateral or any part thereof to others in the ordinary course of Pledgor's Business.

         3. PLEDGOR'S WARRANTIES, COVENANTS AND FURTHER AGREEMENTS. Pledgor hereby warrants, covenants and agrees that:

             (a) TITLE AND AUTHORITY. Pledgor has authority to execute and deliver this Agreement and Pledgor will, during the term of this Agreement, at Pledgor's cost, keep the Collateral free from other liens, security interests, encumbrances or claims, and timely service any and all other indebtedness in connection with the Collateral, and defend any action which may affect the Security Interest and Pledgor's title to the Collateral. This Agreement and any account, instrument or document which is, or shall be, included in the Collateral is, and shall be, genuine and legally enforceable and free from any setoff, counterclaim or defense.

             (b) FINANCING STATEMENT. Except as provided to Secured Party, no financing statement covering the Collateral or any part or proceeds thereof is on file in any public office with the exception of financing statements filed on behalf of or in favor of Secured Party, and, at Secured Party's request, Pledgor will join in executing all such other assignments, certificates, supplemental writings and powers, financing statements and other instruments deemed necessary by Secured Party to evidence and perfect the Security Interest.

             (c) ASSIGNMENT. Except as specifically provided herein, Pledgor will not process, sell, pledge, encumber, hypothecate, assign, lease or otherwise dispose of all or any part of the


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

         Collateral without the express written consent of Secured Party. Secured Party may assign or transfer all or part of its rights in, and obligations, if any, under the Indebtedness, the Collateral and this Agreement.

             (d) MAINTENANCE. Pledgor will preserve the Collateral (at Pledgor's own risk of loss), and will not waste, destroy, allow to deteriorate, or materially modify the Collateral, or release any party liable thereon. Pledgor will not exercise, or cause to be exercised, any voting rights with regard to the Collateral, without the prior written consent of Secured Party, if the direct or indirect effect of such vote results in a adverse change to the Collateral or property in which the Collateral evidences a legal or beneficial interest. Pledgor will not allow the Collateral to be used in violation of any statute or ordinance. Secured Party, or its agents, will have the right to examine, audit, inspect and copy, as the case may be, any books or records pertaining to the Collateral (which Pledgor agrees to keep in an accurate and complete form, reflecting the assignment, if any, of accounts hereunder) at any time. Upon demand, Pledgor shall furnish reports, data and financial statements, including audits by certified public accountants, in respect of the Collateral and Pledgor's business and financial condition, as Secured Party may reasonably require. Pledgor will pay promptly when due all taxes and assessments on the Collateral or for its use and operation and all costs, expenses and insurance premiums necessary to preserve, protect, maintain and collect the Collateral. Upon the failure or refusal of Pledgor to do any of the foregoing after demand, Secured Party may, at its option, discharge such costs, expenses, and premiums for the preservation of the Collateral, and all sums so expended shall be part of the Indebtedness.

             (e) ADDITIONAL PROPERTY. The Collateral includes all proceeds, upgrades, improvements, fixes, increases, substitutions, products, fixtures, accessories and attachments thereof including, without limitation, all securities, subscription rights, dividends, or other property or benefits which Pledgor is entitled to receive on account of Pledgor's right, title, and interest in the Collateral; and equipment, tools, parts and accessories used in connection therewith; and goods covered by chattel paper, accounts or other items of the Collateral. The Collateral also includes all money or property of Pledgor in Secured Party's possession, held for, or owed to Pledgor; Secured Party being granted herein the right to set off such money and property against the Indebtedness after default and the failure of any party obligated thereon to cure such default within any applicable grace period. Upon demand, Pledgor will immediately deliver to Secured Party all additional property, including any title and/or certificates of ownership, if appropriate, upon receipt by Pledgor, with proper instruments of transfer and assignment, if possession by Secured Party is necessary to perfect Secured Party's interest or if otherwise required pursuant to this Agreement.

             (f) NOTICE OF CHANGES. Pledgor will immediately notify Secured Party of any change occurring in or to the Collateral, of a change in Pledgor's residence, or in any fact or circumstances warranted or represented by Pledgor to Secured Party, or if any event of default hereunder or under the Loan Documents occurs.

             (g) REIMBURSEMENT. Pledgor shall reimburse Secured Party for Secured Party's reasonable expenses and costs incurred in connection with the Collateral inspections, costs incurred with audit and verification of rental contracts, rental leases, or other rental or lease agreements, and collection and administration costs (including reasonable attorneys' fees).

         4. RIGHTS OF SECURED PARTY. Pledgor hereby appoints Secured Party as Pledgor's attorney-in-fact to do any act which rights, voting and otherwise, of Pledgor in the Collateral (including, but not limited to, the right to receive, on behalf of Pledgor, any and all payments due Pledgor by virtue of Pledgor's ownership interest in and to the Collateral), and to do all things deemed reasonably necessary by


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

Secured Party to perfect the Security Interest and preserve, collect, enforce and protect the Collateral and any insurance proceeds hereunder, all at Pledgor's cost and without any obligation on Secured Party to so act, including, but not limited to, transferring title into the name of Secured Party, or its nominee, or receipting for, settling, or otherwise realizing upon the Collateral. Secured Party may, in its discretion, require Pledgor to give possession or control of the Collateral to Secured Party; endorse as Pledgor's agent any instruments, documents, or accounts in the Collateral, contact account debtors directly to verify or collect accounts; take control of the Collateral or proceeds thereof, and use cash proceeds to reduce any part of the Indebtedness; it being understood that Secured Party shall not be responsible for any depreciation in value of the Collateral or for preservation of any rights against prior parties. The foregoing rights and powers of Secured Party shall be in addition to, and not a limitation upon, any rights and powers of Secured Party given herein or by law, custom, or otherwise.

         The two Notes described in SECTION 1 above and the rights of the two Secured Parties and Nathan shall be equivalent and treated PARI PASSU for all purposes and in accordance with an intercreditor agreement by and between the two Secured Parties of even date herewith.

         5. EVENTS OF DEFAULT. Pledgor shall be in default under this Agreement upon the happening of any of the following events or conditions:

             (a) Default in the timely payment or performance of any obligation, covenant or agreement contained within the Indebtedness and/or any agreement securing the Indebtedness, and/or the Loan Documents, or otherwise made or owed to Secured Party;

             (b) If any warranty, representation, or statement knowingly made to Secured Party in the Loan Documents or made on behalf of Pledgor proves to have been false in any material respect when made;

             (c) Any event which results in the acceleration of the maturity of any indebtedness of Pledgor to others under any indenture, agreement or undertaking;

             (d) Adverse material change in any fact warranted or represented in this Agreement;

             (e)  Constructive  or  actual  sale,  loss,   theft,   destruction,
         encumbrance, or uninsured damage to any of the Collateral;

             (f) Upon the insolvency, or business failure of Pledgor; the appointment of a receiver for any part of the Collateral; the commission of an act of bankruptcy, assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law by or against Pledgor, any entity of which Pledgor is a general partner or principal, or any maker, guarantor, or other person liable upon or for any part of the Indebtedness or Collateral;

             (g) Levy on, seizure, or attachment of all or part of the Collateral;

             (h) Judgment in excess of $50,000.00 against Pledgor which remains unpaid for ten (10) days; or

             (i) Any time Secured Party reasonably believes the prospect of payment of all or part of the Indebtedness or the performance of this Agreement or any of the Loan Documents are materially impaired.

         6. REMEDIES OF SECURED PARTY. When an event of default occurs and such default has not been cured within any applicable grace period, and at any time thereafter, Secured Party may declare all


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

or a part of the Indebtedness immediately due and payable and may proceed to enforce payment of same and to exercise any and all of the rights and remedies provided by the Uniform Commercial Code as codified under the laws of the States of Texas or New Jersey, as the case may be (hereinafter referred to as the "Code") as well as all other rights and remedies possessed by Secured Party under this Agreement or otherwise at law or in equity, Pledgor understands that sales of Collateral hereunder may be restricted by the requirement of the obtaining of certain consents to such transactions and that private sales of the Collateral or sales in other transactions may be necessary, which sales Pledgor recognizes as commercially reasonable. Secured Party may require Pledgor to assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to both parties. For purposes of the notice requirements of the Code, Secured Party and Pledgor agree that notice given at least five (5) days prior to the related action hereunder is reasonable. Secured Party shall be entitled to immediate possession of the Collateral and all books and records evidencing same and shall have authority to enter upon any premises upon which said items may be situated and remove same therefrom. Expenses of retaking, holding, preparing for sale, selling, or the like, shall include without limitation, Secured Party's reasonable attorneys' fees and all such expenses shall be recovered by Secured Party before applying the proceeds from the disposition of the Collateral toward the Indebtedness. To the extent allowed by the Code, Secured Party may use its discretion in applying the proceeds of any disposition of the Collateral. Secured Party shall account to Pledgor for any surplus remaining after the disposition of the Collateral. All rights and remedies of Secured Party hereunder are cumulative and may be exercised singularly or concurrently. The exercise of any right or remedy will not be a waiver of any other.

         Without declaring the Note terminated, Secured Party may enter upon the Pledgor's property located at the Premises and take possession of such property, by picking or changing locks if necessary, and lockout, expel or remove Pledgor and any other person whom may be occupying all or any part of such premises without being liable for any claim for damages, and do whatever Pledgor is obligated to do under any and all agreements, including without limiting the generality of the foregoing, the lease agreement covering such premises, and Pledgor agrees to reimburse Secured Party on demand for any expenses which Secured Party may incur in effecting compliance with Pledgor's obligations under such lease; further, Pledgor agrees that Secured Party shall not be liable for any damages resulting to Pledgor from effecting compliance with Pledgor's obligations under such lease caused by the negligence of Secured Party or otherwise; further, Pledgor agrees that Secured Party may hold, lease, manage, operate or otherwise use or permit the use of the leased premises, the Collateral, and Pledgor's business, either by itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Secured Party may deem prudent under the circumstances (making such repairs, alterations, additions and improvements thereto and taking such other action from time to time as Secured Party shall deem necessary or desirable), and apply all monies collected from such acts to the obligations arising under the Indebtedness, after first deducting Secured Party's costs and expenses in connection with such acts, including without limitation, reasonable fees and operating charges in connection with the operation and maintenance of the Pledgor's business.

         7.  GENERAL.

             (a) RIGHTS AS TO CHATTEL PAPER OF INSTRUMENTS. With respect to chattel paper or instruments which are a part of the Collateral, Secured Party without notice to Pledgor, shall have the right at any time and from time to time to notify and direct the account debtor or obligor thereon to thereafter make all payments on such Collateral directly to Secured Party, regardless of whether Pledgor was previously making collections thereon, and with respect to such instruments which are stock certificates, bonds, or other securities, Secured Party shall have the authority, without notice to Pledgor, either to have them registered in Secured Party's name, or in the name of a nominee; provided, however, notwithstanding the foregoing, Secured Party shall not have the right, prior to default, to have transferred into itself or its nominee any equity security (as defined in Rule 13D-1(d) of the General Rules and Regulations under the Securities Exchange Act of 1934 or any successor thereto) comprising the Collateral or any part thereof. With or without such registration, Secured Party shall have the authority to demand of the corporate obligor issuing the same, and receipt for, any and all dividends and other distributions payable in respect thereof, regardless of the medium in which paid and whether they are ordinary or extraordinary.
         Each account debtor and obligor making payment to Secured Party hereunder shall be fully protected in relying on the written statement of Secured Party that it then holds a secured interest which entitles it to receive such payment and the receipt of Secured Party for such payment shall be full acquittance therefor to the one making such payment.

             (b) DILIGENCE BY SECURED PARTY. Secured Party shall never be liable for its failure to use due diligence in the collection of the Indebtedness, or any part thereof, or for its failure to give notice to Pledgor of default in the payment of the Indebtedness, or any part thereof, or in the payment of, or upon any security, whether pledged hereunder or otherwise. Secured Party shall have no duty to fix or preserve rights against prior parties to the Collateral, and shall never be liable to use diligence in collecting any amount payable with respect to the Collateral, but shall be liable only to account to Pledgor for what it may actually collect or receive thereon. Without limiting the generality of the immediately preceding sentence, it is specifically understood and agreed that Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral or for informing Pledgor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). Secured Party shall not be required to take any steps or actions with regard to the Collateral as may be requested or authorized by Pledgor unless (i) Secured Party shall determine, in its sole and absolute discretion, that such steps or actions will not adversely affect the value as Collateral of the Collateral, and (ii) such request or authorization by Pledgor is made in writing and is actually received by Secured Party. The foregoing provisions of this paragraph shall be fully applicable to all stock certificates, bonds, or other securities held in pledge hereunder, irrespective of whether Secured Party may or may not have exercised any right under SECTION 7(a) above, to have such stock certificates, bonds, or other securities registered in its name or in the name of a nominee.

             (c) MODIFICATION OF LOANS. Concerning the Indebtedness, Secured Party, in its discretion, without in any manner impairing its rights and powers hereunder, may, at any time and from time to time, without further consent of or notice to Pledgor, and with or without valuable consideration, (i) renew or extend the maturity of or accept partial payments upon the Indebtedness or any part thereof; (ii) release any person primarily or secondarily liable in respect thereof; (iii) alter in any manner that Secured Party may elect the terms of any instrument evidencing the Indebtedness or any part thereof either as to the maturity thereof, rate of interest, method of payment, parties thereto or otherwise; (iv) renew, extend or accept partial payments upon, release or permit substitutions for or withdrawals of, any security (other than the Collateral) at anytime directly or indirectly, immediately or remotely, securing the payment of the Indebtedness or any part thereof; and (v) release or pay to any person entitled to receive any amount paid or payable in respect of any direct or indirect security for the Indebtedness, or any part thereof.

             (d) EFFECT OF SECURITIES LAWS. Because of the Securities Act of 1933, as amended, or any other laws or regulations, there may be legal restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Collateral in the enforcement of its rights and remedies hereunder. For these reasons Secured Party is hereby authorized by Pledgor but not obligated, in the event of any default hereunder giving rise to Secured Party's rights to sell or otherwise dispose of the Collateral, to sell all or any part of the Collateral at private sale, subject to investment letter or in any other manner which will not require the Collateral, or any


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

         part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder, or any other law, regulation, at the best price reasonably obtainable by Secured Party at any such private sale or other disposition in the manner mentioned above. Secured Party is also authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Secured Party may deem required or appropriate in the event of the sale or disposition of any of the Collateral. Pledgor clearly understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. Pledgor agrees (i) that in the event Secured Party shall, upon any default hereunder sell the Collateral, or any part thereof, at such private sale or sales, Secured Party shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such private sale thereof, and (ii) that such reliance shall be conclusive evidence that Secured Party handled such matter in a commercially reasonable manner under the Code.

             (e) WAIVER BY SECURED PARTY. No waiver by Secured Party of any right hereunder or of any default by Pledgor shall be binding upon Secured Party unless in writing. Failure or delay by Secured Party to exercise any right hereunder or waiver of any default of Pledgor shall not operate as a waiver of any other right, or further exercise of such right, or of any further default.

             (f) PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, receivers, trustees and assigns. All representations and warranties and agreements of Pledgor are joint and several. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, such future transactions being contemplated by Pledgor and Secured Party.

             (g) LAW TO APPLY. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE CODE (THE DEFINITIONS OF WHICH APPLY HEREIN) AND OTHER APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND IS FULLY PERFORMABLE IN COOK COUNTY, ILLINOIS.

             (h) NOTICE. Any notice, tender, report, or delivery to be given under this Agreement shall be conclusively deemed received if in writing and either (i) personally delivered, or in the alternative,
         (ii) upon deposit in the United States Mail, postage prepaid, certified or registered, return receipt requested, to the addresses of the parties hereto as set forth on the signature page hereof, or at such other addresses as the parties hereto may, in writing, direct in accordance herewith.

             (i) MODIFICATIONS. This Agreement shall not be amended in any way except by a written agreement signed by the parties hereto.

             (j) SEVERABILITY. The unenforceability of any provision of this Agreement shall not affect the enforceability or validity of any other provision hereof.

             (k) CONSTRUCTION. If there is any conflict between the provisions hereof and the provisions of the Indebtedness, the latter shall control. The captions herein are for convenience of reference only and not for definition or interpretations of any substantive matters herein.

             (l) AMBIGUITIES. In the event it shall be determined that there is any ambiguity contained herein, said ambiguity shall not be construed against either party hereto as a result of such party's preparation of or amendments to this Agreement, but shall be entered in favor or against either of the parties hereto in light of all the facts, circumstances and intentions of the parties at the time this Agreement comes into effect.

             (m) WAIVER OF PLEDGOR. Except as expressly set forth in the Indebtedness or herein, Pledgor hereby waives presentment, demand, notice of dishonor, grace, protest, notice of protest, notice of intention to accelerate, and notice of acceleration, and all other notices with respect to collection, or acceleration of maturity, of the Collateral and Indebtedness.

             (n) FILING AS FINANCING STATEMENT. Secured Party shall have the right, at any time, to execute and file this Agreement as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement.

             (o) ADDITIONAL TERMS. All annexes and schedules attached hereto, if any, are hereby made a part hereof by reference.

             (p) REMEDIES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

             (q) USURY. It is the intention of the Secured Party, the Pledgor and any holder of this Agreement to conform strictly to the usury laws of the state whose laws have application to this Agreement and the transactions contemplated herein. All agreements between the Pledgor and Secured party whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that, in no contingency or event whatsoever, shall the amount paid, or agreed to be paid, to the Secured Party for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provision hereof or of any other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then IPSO FACTO, the obligation shall be reduced to the limit of such validity in the following sequence: First, all sums paid or agreed to be paid by the Pledgor for the use, forbearance or detention of the indebtedness of the Pledgor to the Secured Party shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full state term of such indebtedness until payment in full so that the actual effective rate of interest contracted for, collected or charged on account of such indebtedness is not greater than the maximum lawful rate of interest during the full term of the indebtedness; and Second, to the extent that, after application of the preceding "First" step, there shall ever be an amount deemed to be interest by applicable law which shall exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness of the Pledgor to the Secured Party, and not to the payment of interest. If such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness (if any), the excess shall be refunded to the Pledgor. The terms and provision of this paragraph shall control and supersede every other provision of all agreements between the Pledgor and the Secured Party applicable to the contracting for, collecting and charging of interest.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                       SECURED PARTY:


                                       RICE OPPORTUNITY FUND, L.L.C.
                                       a Delaware limited liability company


                                       By: Minamax LLC, Managing Member



                                       By:        /S/ MARK A. RICE
                                          --------------------------------------
                                          Mark A. Rice, Managing Member

                                       Address: 666 Dundee Road, Suite 1901
                                                Northbrook, Illinois 60062


                                                    /S/ IRL NATHAN
                                       -----------------------------------------
                                       IRL NATHAN

                                       Address:  Irl Nathan
                                       c/o Ronald L. Sussman
                                       8235 Douglas Avenue, Suite 1100
                                       Dallas, Texas 75225
                                       Telecopy: (214) 378-8290


                                       PLEDGOR:


                                       FRONT PORCH DIGITAL, INC.,
                                       a Nevada corporation


                                       By:        /S/ DONALD MAGGI
                                          --------------------------------------

                                       Name:              DONALD MAGGI
                                            ------------------------------------

                                       Title:       CHIEF EXECUTIVE OFFICER
                                              ----------------------------------

                                       Address:  20000 Horizon Way, Suite 120
                                                 Mt. Laurel, New Jersey 08054


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